Exhibit 21

LIST OF SIGNIFICANT SUBSIDIARIES

Name of Subsidiary	State (Jurisdiction) of Incorporation or Organization
Legg Mason Wood Walker, Incorporated	Maryland
Howard Weil Financial Corporation	Louisiana
Western Asset Management Company	California
Legg Mason Fund Adviser, Inc.	Maryland
Legg Mason Capital Management, Inc.	Maryland
Legg Mason Financial Services, Inc.	Maryland
Legg Mason Mortgage Capital Corporation	Maryland
Legg Mason Trust, fsb	USA
Legg Mason Funding, Corp.	Delaware
Howard Weil Incorporated	Maryland
Legg Mason Properties, Inc.	North Carolina
Batterymarch Financial Management, Inc.	Maryland
Bartlett & Co.	Ohio
Bartlett Real Estate, Inc. (1)	Ohio
Brandywine Asset Management, LLC	Delaware
Berkshire Asset Management, Inc.	Maryland
Legg Mason Funds Management, Inc.	Maryland
Legg Mason Real Estate Investors, Inc.	Maryland
Barrett Associates, Inc.	New York
Legg Mason Limited	England and Wales
Legg Mason Focus Capital, Inc.	Maryland
LM Holdings Limited (3)	England and Wales
Legg Mason Holdings Limited (2)	England and Wales
Western Asset Management Company Limited (6)	England and Wales
Legg Mason (UK) Holdings Plc (2)	England and Wales
Legg Mason Investments Holdings Limited (4)	England and Wales
Legg Mason Investments Limited (5)	England and Wales
3040692 Nova Scotia Company	Canada
Legg Mason Canada Holdings Ltd. (7)	Canada
Legg Mason Canada Inc. (8)	Canada
Royce & Associates, LLC	Delaware
Royce Fund Services, Inc. (9)	New York
Royce Management Company, LLC (9)	New York
PCM Holdings I, Inc.	Delaware
PCM Holdings II, LLC	Delaware
Carnes Capital Corporation (10)	New York
Private Capital Management, L.P. (11)	New York
LMM LLC	Delaware
Legg Mason Asset Management (Asia) Pte Ltd.	Singapore
LM International Holding LP	Cayman Islands
Western Asset Management (UK) Holdings Ltd. (3)	England and Wales
Legg Mason Investment Counsel, LLC	Maryland

(1)	Subsidiary of Bartlett & Co.
(2)	Subsidiary of LM Holdings Limited
(3)	Subsidiary of LM International Holding LP
(4)	Subsidiary of Legg Mason (UK) Holdings plc
(5)	Subsidiary of Legg Mason Investments Holdings Limited
(6)	Subsidiary of Western Asset Management (UK) Holdings Ltd.
(7)	Subsidiary of 3040692 Nova Scotia Company
(8)	Subsidiary of Legg Mason Canada Holdings Ltd.
(9)	Subsidiary of Royce & Associates, LLC
(10)	Subsidiary of PCM Holdings I, Inc.
(11)	Subsidiary of PCM Holdings I, Inc. and PCM Holdings II, LLC